Exhibit 4.9

                           GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the First day of August, 2002.

BETWEEN:
                STARNET SYSTEMS INTERNATIONAL INC., a company incorporated under the laws of Antigua and Barbuda and having an address at The CIBC Banking Centre, Old Parham Road, St John's, Antigua, West Indies (the "Chargor")

AND:
                SPORTINGBET plc and Internet Opportunity Entertainment Limited whose registered office is at, of, care of, 6th Floor, Transworld House, 82-100 City Road, London EC1Y 2BJ (the "Secured Party")

                                    ARTICLE 1
                                   DEFINITIONS

1.1 Unless otherwise specifically defined in this General Security Agreement (the "Security Agreement"), capitalized terms have the meaning assigned to them under the agreement entered into between the Secured Party and World Gaming PLC and the Chargor and others on July 2002 (the "Principal Agreement").

                                    ARTICLE 2
                                SECURITY INTEREST

2.1 As general and continuing security for the due, prompt and complete payment, performance and satisfaction of the Obligations, as defined in
         Article 4 hereof, the Chargor hereby grants to the Secured Party a security interest in all of the Hardware called the "Collateral" ).

                                    ARTICLE 3
                               OBLIGATIONS SECURED

3.1 This Security Agreement and the security interests hereby created shall be general and continuing security for the due, prompt and complete performance and payment of all obligations, indebtedness and liability of World Gaming PLC and the Chargor to the Secured Party under the Principal Agreement (the "Obligations").

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                                    ARTICLE 4
                                  PROHIBITIONS

4.1 The Chargor shall not create or incur or suffer to be created or incurred any mortgage, pledge, hypothecation, lien, charge, encumbrance, assignment or other security interest of any kind whatsoever upon the Collateral or any part thereof ranking or purporting to rank in priority or pari passu to this Security Agreement and the charges and security interests created and secured hereby without the prior consent of Secured Party except:

        (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Chargor shall have set aside on its books reserves;

        (b) deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; and

        (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by the Chargor in good faith in the ordinary course of business, and liens arising out of a judgment or award against them with respect to which the Chargor shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured.

4.2 The Chargor shall not sell, assign, transfer, lease or otherwise dispose of the Collateral or any part thereof otherwise than in the ordinary course of business without the prior written consent of the Secured Party.

                                    ARTICLE 5
                                   ATTACHMENT

5.1 The Chargor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Chargor has, or in the case of after acquired property will have, rights in the Collateral.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1 The Chargor represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors of the Chargor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Chargor's obligations hereunder, legal, valid and binding.

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6.2     The Chargor represents and warrants that the Chargor, directly or indirectly, lawfully owns, and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims and the Chargor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

                                    ARTICLE 7
                            COVENANTS OF THE CHARGOR

7.1 The Chargor covenants with the Secured Party while this Security Agreement remains in effect that:

        (a) the Chargor will perform and observe all of the obligations, covenants and conditions to be performed and observed by it as provided in this Security Agreement;

        (b) the Chargor shall keep the Collateral insured against loss or damage and provide the Secured Party with evidence of such insurance upon written request;

        (c) the Chargor will carry on business in the manner previously carried on, will keep or cause to be kept proper books of account in relation to its business and make therein true and faithful entries of all dealings and transactions in relation to the Collateral and, subject to the other provisions of this Security Agreement, will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Chargor;

        (d) the Chargor shall pay all taxes, rates, government fees and dues levied, assessed or imposed upon the Collateral or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies or assessments is in good faith contested by the Chargor; and

        (e) the Chargor shall notify the Secured Party forthwith upon the occurrence, or the possibility of an occurrence, of any of the Trigger Events (as defined in Clause 4.2.1 of the Principal Agreement);

7.2 The Chargor covenants and agrees that, while this Security Agreement is in effect, it will not, without the prior written consent of the Secured Party, directly or indirectly dissolve, liquidate, merge, consolidate or otherwise alter or modify its structure.

7.3 The Chargor covenants and agrees that it will promptly effect all registrations, filings and recordings in all offices in all jurisdictions and at such times as may be necessary in protecting the validity, effectiveness and priority of this Security Agreement and the security interest created hereunder;

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7.4     The Chargor covenants and agrees that it shall (at the Secured Party's expense) execute and deliver to the Secured Party such further assurances and documents as the Secured Party may require to register, file or otherwise perfect the Secured Party's security on all or any part of the Collateral.

                                    ARTICLE 8
                           PERFORMANCE OF OBLIGATIONS

8.1 If the Chargor fails to perform any of its obligations under this Security Agreement, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Chargor to the Secured Party and such amounts shall be a charge upon and security interests in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

                                    ARTICLE 9
                                   ENFORCEMENT

9.1 The Collateral becomes immediately enforceable and the power of sale and other powers as conferred (expressly or by reference) by this Security Agreement shall be immediately exercisable by the Secured Party at any time after the occurrence of a trigger event (as described in Clauses
        3.4 and 3.5.2 of the Principal Agreement save that with regard to such material breaches described in clause 3.5.2, the Chargor or any company within its group shall have a period of 28 days to rectify (during such period the Collateral will not become enforceable and exercisable by the Secured Party) after which the Collateral shall become immediately enforceable and exercisable by the Secured Party if such breaches remain outstanding).

9.2 At any time after a trigger event (as described in Clause 3.4 and 3.5.2 (subject to the proviso set out in clause 9.1 above) of the Principal Agreement) has occurred, the Secured Party, in the exercise of its discretion and in addition to any other rights or remedies permitted by law or by equity, may exercise one or more of the following rights, powers and remedies:

        (d) subject to any restrictions or requirements imposed by law, take possession of all or any part of the Collateral with power to exclude the Chargor and its officers, employees and agents therefrom;

        (e) take all such steps as the Secured Party may consider necessary or desirable for the purposes of preserving, maintaining and completing all or any part of the Collateral and making such replacements thereof and improvements and additions thereto as the Secured Party shall consider expedient;

        (f) subject to any restrictions or requirements imposed by law, sell or lease or dispose of all or any part of the Collateral in such manner and on such terms as the Secured Party may deem reasonable, including, without limitation, terms that provide time for payment on credit;

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        (g)     subject to any restrictions or requirements imposed by law, elect to retain all or any part of the Collateral such that (subject to any period of time provided by law) the Chargor shall have no rights to such Collateral thereafter;

        (h) enjoy and exercise all rights and remedies of a secured party under any legislation which is applicable to the realization of security by the Secured Party against the Collateral;

        (i) upon any sale of the Collateral, deliver, assign and transfer to the purchaser thereof the Collateral so sold;

        (j) exercise, to the extent permitted by law, all or any of the following powers with respect to all or any of the Collateral:

                (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

                (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, in accordance with the provisions of this Article 10 as fully and effectually as if the Secured Party were the absolute owner thereof; and

                (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

        The Secured Party shall exercise all rights, powers and remedies provided to it under this Security Agreement or under any applicable law in good faith and in a commercially reasonable manner.

                                   ARTICLE 10
                                RIGHTS CUMULATIVE

10.1 All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Chargor and the Secured Party that may be in effect from time to time.

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                                   ARTICLE 11
                                     WAIVER

11.1 The Secured Party may, from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

                                   ARTICLE 12
                                     NOTICE

12.1 All notices, consents, approval, requests, demands and other communications under this Security Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered to the party to whom notice is to be given, or on the second (2nd) business day after mailing if mailed by first class mail, registered or certified, postage prepaid, or twelve (12) hours after the time of delivery if sent by facsimile at the address set forth below.

        If to the Secured Party:

                                    Sportingbet Plc
                                    Transworld House
                                    92 - 100 City Road
                                    London  EC1Y 2BJ

                                    Attention: Daniel Talisman
                                               Group Legal Counsel and
                                               Company Secretary

                                    Facsimile: 020 7251 7270


        If to the Chargor:

                      As stated in the Principal Agreement

        Any party may change its address for purposes of this Article 13 by giving the other parties written notice of the new address in the manner set forth above.

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                                   ARTICLE 13
                                   EXTENSIONS

13.1 The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Chargor, account debtors of the Chargor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Chargor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

                                   ARTICLE 14
                                   ASSIGNMENT

14.1 The Secured Party may assign this Security Agreement and the security interest created hereby to any member of its group but otherwise shall not be permitted to make any assignment or transfer.

                                   ARTICLE 17
                           SATISFACTION AND DISCHARGE

17.1 Any partial payment or satisfaction of amounts owing or discharge of obligations pursuant to the Principal Agreement shall be deemed not to be a redemption or discharge of this Security Agreement.

17.2 The Chargor shall be entitled to a release and discharge of this Security Agreement and the security interest created thereby upon the Principal Agreement ceasing to be of effect, in which event the Secured Party shall, within ten (10) days of being requested in writing by the Chargor to do so, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as the Chargor reasonably considers necessary or desirable to discharge the security interest created by this Security Agreement, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

                                   ARTICLE 18
                                 INTERPRETATION

18.1 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

18.2 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

18.3 Wherever the Chargor or the Secured Party is referred to such reference shall extend to the successors and permitted assigns of the Chargor, or the Secured Party, as the case may be.

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18.4    This Security Agreement shall be governed by the laws of England and
        Wales.

                                   ARTICLE 19
                    COPY OF AGREEMENT AND FINANCING STATEMENT

19.1 The Chargor hereby acknowledges receiving a copy of this Security Agreement and waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.


IN WITNESS WHEREOF the parties have executed this Security Agreement as of the o day of July, 2002.

                                        STARNET SYSTEMS INTERNATIONAL INC.



                                        Per:     ________________________



                                        SPORTINGBET PLC


                                        Per:     ________________________



                                        INTERNET OPPORTUNITY ENTERTAINMENT
                                        LIMITED


                                        Per:     ________________________

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